                                                               EXHIBIT 4.4

       VOID AFTER 5:OO P.M. NEW YORK, NEW YORK TIME ON ________ ____,2002
                          (UNLESS EARLIER REDEEMED)

          COMMON STOCK PURCHASE WARRANT TO PURCHASE SHARES OF STOCK

NO. RW-                                                 __________WARRANTS

                     ROCKWELL MEDICAL TECHNOLOGIES, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

                                                        CUSIP 774374 11 0
THIS CERTIFIES that, for value received,

the registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from Rockwell Medical Technologies, Inc., a Michigan corporation (the "Company"), at any time after January ___, 1999, and until 5:00 p.m., New York, New York time, January ____, 2002 (unless the Warrants are earlier redeemed), at the purchase price of $4.50 per share (the "Warrant Price") the number of Common Shares of the Company (the "Common Shares"), which is equal to the number of Warrants set forth above. The number of Common Shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. These Warrants are subject to call and repurchase by the Company on the terms and conditions contained in such Warrant Agreement.
        This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of American Stock Transfer & Trust Company (the "Warrant Agent"). Payment of such price shall be made at the option of the Holder hereof in cash or by check or wire transfer, or any combination thereof.
        This Warrant is one of a duly authorized issue of Warrants evidencing the right to purchase an aggregate of up to 3,625,000 shares of Common Shares and is issued under and in accordance with a Warrant Agreement (the "Warrant Agreement") dated as of January ____, 1998, between the Company and the Warrant Agent and is subject to the terms and provisions set forth in the Warrant Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at the address provided below.
        Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the Common Shares as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Warrant Agent by surrender of this Warrant properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchased on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Warrant Agent, 40 Wall Street, New York, New York 10005, in the manner and subject to the limitations set forth in the Warrant Agreement.
        The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the registered Holder exercising this Warrant. This Warrant shall not be exercisable by a registered Holder in any state where such exercise would be unlawful.
        The Holder hereof may be treated by the Company, The Warrant Agent, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.
        This Warrant does not entitle any Holder hereof to any of the rights of a shareholder of the Company including, without limitation, the right to vote or to receive dividends or other distributions, and the Holder shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.
        This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.
        Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:                                      ROCKWELL MEDICAL TECHNOLOGIES, INC.

     [ROCKWELL MEDICAL TECHNOLOGIES, INC.  CORPORATE SEAL 1996 MICHIGAN]


                 [SIG]                              [SIG]
               SECRETARY                  BY:     PRESIDENT


                                   COUNTERSIGNED AND REGISTERED:
                                   AMERICAN STOCK TRANSFER & TRUST COMPANY
                                      (NEW YORK, N.Y.)      TRANSFER AGENT
                                                              AND REGISTRAR

                                   BY
                                                       AUTHORIZED SIGNATURE
[REVERSE SIDE]



                     ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                PURCHASE FORM

American Stock Transfer Trust & Company
40 Wall Street
New York, New York 10005

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _________ shares of the Company's Common Shares provided for therein and requests that certificates for such shares be issued in the name of:

               PLEASE INSERT SOCIAL SECURITY OR OTHER
                  IDENTIFYING NUMBER OF PURCHASER
 _________________________________________________________
|                                                         |
|                                                         |
|_________________________________________________________|____________________

_______________________________________________________________________________

_______________________________________________________________________________
and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

Dated:______________________________________

Name of Warrantholder or Assignee:_____________________________________________
                                                    (Please Print)

Address:_______________________________________________________________________

                                         Signature:____________________________
Signature Guaranteed:                    NOTE: The above signature must
                                         correspond with the name as written
                                         upon the face of the Warrant
                                         Certificate in every particular
                                         without alteration or enlargement
                                         or any change whatever, unless this
                                         Warrant has been assigned.


                    _____________________________________


                  IMPORTANT: PLEASE COMPLETE THE FOLLOWING:
1. If the exercise of this Warrant was solicited by Mason Hill & Co., Inc.,
   please check the following box.                                         [ ]
2. The exercise of this Warrant was solicited by _____________________________.
3. If the exercise of this Warrant was not solicited, please check the
   following box.                                                          [ ]

Dated:_____________________________________________     X____________________

___________________________________________________

___________________________________________________
                     Address

___________________________________________________
Social Security or Taxpayer Identification Number


___________________________________________________
                Signature Guaranteed



                    _____________________________________



                                  ASSIGNMENT
                (To be signed only upon assignment of Warrant)


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


               PLEASE INSERT SOCIAL SECURITY OR OTHER
                  IDENTIFYING NUMBER OF ASSIGNEE
 _________________________________________________________
|                                                         |
|                                                         |
|_________________________________________________________|____________________

_______________________________________________________________________________
        (Name and address of assignee must be printed or typewritten)


the within Warrant, hereby irrevocably constituting and appointing

______________________________________________________________________ Attorney
to transfer said Warrant on the books of the Company with full power of substitution in the premises.

Dated:__________________________         _____________________________________
                                              Signature of Registered Holder

Signature Guaranteed:                    NOTE: The signature to this assignment
                                         must correspond with the name as it
                                         appears upon the face of the within
                                         Warrant Certificate in every
                                         particular, without alteration or
                                         enlargement or any change whatever.